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                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints ROBERT W. HORNER, III his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Registration Statements or amendments (including post-effective amendments) thereto with respect to the registration under the Securities Act of 1933, as amended, of shares of Common Stock, $.01 par value, of Vitalink Pharmacy Services, Inc. (the "Company") delivered pursuant to the GranCare, Inc. Amended and Restated Stock Incentive Plan, the GranCare, Inc. Amended and Restated 1994 Stock Option/Stock Issuance Plan, and the GranCare, Inc. Outside Directors Stock Incentive Program (together, the "Plans") which were assumed by the Company upon the consummation of the merger of GranCare, Inc. with and into the Company and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.


                                    /s/ Joel S. Kanter
                                    -------------------------------------------
                                    Joel S. Kanter


                                    Date:   April 9, 1997
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